Exhibit 99.1

Foundation HealthCare Reports
Second Quarter 2014 Financial Results

OKLAHOMA CITY, OK--(August 12, 2014) – Foundation Healthcare, Inc. (OTC Markets: FDNH), which focuses on the development and management of surgical hospitals and related ancillary services, announced today the Company’s financial results for the second quarter which ended June 30, 2014.

Highlights include:

•	Revenue of $22.1 million for the quarter; a 2% increase from the second quarter of 2013
•	Adjusted EBITDA of $1.5 million for the second quarter of 2014, compared to $3.0 million in the prior year quarter
•	Cash on hand of $1.9 million as of June 30, 2014

“We are pleased with our results as we recorded an 8% increase in revenue at our majority owned hospitals for the second quarter of 2014 as compared to second quarter 2013. In addition we successfully refinanced our debt at the end of the quarter reducing our average cost of funds from 6.5% to 4.25% and extending debt amortization to reduce costs by $2 million annually.” stated Stanton Nelson, CEO of Foundation Healthcare, Inc.

Second Quarter 2014 Financial Results:

Net revenues in the second quarter of 2014 were $22.1 million, up from $21.6 million in the second quarter of 2013.  Our net revenues are composed of patient services, management fees from affiliates, and other revenue less our provision for doubtful accounts.  Patient services revenue increased $1.3 million, or 7%, to $19.9 million during the three months ended June 30, 2014 compared with $18.6 million in the same period of 2013.  The increase was primarily due to:

•

An increase in average reimbursement per surgical case at East El Paso Physician Medical Center, LLC (“EEPMC”) driven by an increase in inpatient spine cases resulted in an increase in patient service revenue of $0.5 million and;

•

An increase in surgical case volume at Foundation Surgical Hospital of San Antonio (“FBH SA”) driven by an increase in surgical case volume, primarily in spine and orthopedic cases, resulted in an increase in patient services revenue of $0.8 million.

Operating expenses increased $1.4 million or 6.8% to $23.1 million from $21.7 million during the three months ended June 30, 2014, compared with the second quarter of 2013.  The increase in other operating expenses was primarily due to:

—	$0.2 million of stock compensation expense;
—	$0.3 million of salaries and benefits at legacy Graymark; and
—

$0.1 million due to increased salaries and benefits resulting from a combination of normal annual salary increases and increased personnel required to manage our expanding hospital operations.$0.1 million in increased facility lease expense and higher professional service fees and;

—	$0.7 million of other operating expenses at legacy Graymark.

We incurred certain onetime other operating expenses related to restructuring hospital based physician contracts at the El Paso hospital to reduce costs and improve operational efficiencies. We will begin to see the impact of the lower interest rates and operational efficiencies in the third quarter.

Our operations resulted in a net loss attributable to Foundation Healthcare common stock of $1.5 million during the second quarter of 2014, compared to net income of $0.6 million during the second quarter of 2013.

Adjusted EBITDA of $1.5 million for the 2014 second quarter compared to $3.0 million in the second quarter of 2013

As of June 30, 2014, cash and cash equivalents totaled $1.9 million, compared to $4.0 million at March 31, 2014.

Conference Call

Foundation's CEO Stanton Nelson, and CFO, Hugh King will host a conference call today, followed by a question and answer period.

Date: Tuesday, August 12th

Time: 4:30 p.m. Eastern time

Dial-In Number: (877) 300-8521

The conference call will be broadcast live at the investor relations section of the Company's website at www.fdnh.com. Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization.  In addition, the replay will be available after the call at same website link above or by calling (877) 870-5176 using passcode: 10050755.

About Foundation Healthcare

Headquartered in Oklahoma City, Okla., Foundation Healthcare, Inc. (OTCQB: FDNH) focuses on the development and management of surgical hospitals and the inclusion of ancillary service lines. These additional service lines, such as hyperbarics, sleep labs, intraoperative monitoring, imaging and robotic surgery, truly make the Foundation specialty hospital environment unique.

The Company is also an industry leading ASC management and development company focused on partnering with physicians and employees to create an outstanding patient experience, while maximizing partner and shareholder value. The Company is a leader in offering turnkey management and development solutions for physician partners, as well as creating an optimal experience for the patients we serve.  For more information, visit www.fdnh.com.

Reg G disclaimer – reconciling GAAP Net Income with EBITDA and Adjusted EBITDA

Foundation is providing EBITDA information, which is defined as net income plus interest, income taxes, depreciation and amortization expense and earnings or losses from discontinued operations, and Adjusted EBITDA which is defined as EBITDA plus impairment charges minus extraordinary gain, net of tax.  EBITDA and Adjusted EBITDA are a complement to our GAAP results.  EBITDA and Adjusted EBITDA are commonly used by management and investors as a measure of leverage capacity, debt service ability and liquidity.  EBITDA and Adjusted EBITDA are not considered a measure of financial performance under U.S. generally accepted accounting principles (GAAP), and the items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing our financial performance.  EBITDA and Adjusted EBITDA should not be considered in isolation or as an alternative to, or superior to, such GAAP measures as net income, cash flows provided by or used in operating, investing or financing activities or other financial statement data presented in our consolidated financial statements as an indicator of financial performance or liquidity.  Reconciliations of non-GAAP financial measures are provided in the news release in the accompanying tables.  Since EBITDA and Adjusted EBITDA are not a measure determined in accordance with GAAP and is susceptible to varying calculations, EBITDA, and Adjusted EBITDA as presented, may not be comparable to other similarly titled measures of other companies.

Important Cautions Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on the Company's current expectations, forecasts and assumptions. Forward-looking statements involve risks and uncertainties that could cause actual outcomes and results to differ materially from the Company's expectations, forecasts and assumptions. These risks and uncertainties include risks and uncertainties not in the control of the Company, including, without limitation, the risk that Company will maintain enough liquidity to execute its business plan, continue as a going concern and other risks including those enumerated and described in the Company's filings with the Securities and Exchange Commission, which filings are available on the SEC's website at www.sec.gov. Unless otherwise required by law, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT: Company Contact:

Foundation Healthcare, Inc.
Stanton Nelson
Chief Executive Officer
Tel 405-608-1703

FOUNDATION HEALTHCARE, INC.

Reconciliation of Loss from Continuing Operations to EBITDA from Continuing Operations

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
Loss from continuing operations, net of taxes	$(664,027)	$1,169,037	$(1,669,220)	$(262,729)
EBITDA adjustments:
Plus: Interest expense, net	503,759	556,103	1,005,232	1,022,772
Plus: Provision (benefit) for income taxes	—	—	(852,005)	—
Plus: Depreciation and amortization	1,423,384	1,229,374	2,884,301	2,346,061
Total EBITDA adjustments	1,927,143	1,785,477	3,037,528	3,368,833
EBITDA from continuing operations	$1,263,116	$2,954,514	$1,368,308	$3,106,104
EBITDA from continuing operations	$1,263,116	$2,954,514	$1,368,308	$3,106,104
Adjusted EBITDA adjustment:
Plus: Stock compensation	217,334	—	1,006,115	—
Total Adjusted EBITDA adjustments	217,334	—	1,006,115	—
Adjusted EBITDA	$1,480,450	$2,954,514	$2,374,423	$3,106,104

FOUNDATION HEALTHCARE, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,
	2014	2013
ASSETS
Cash and cash equivalents	$1,875,669	$4,212,076
Accounts receivable, net of allowances for doubtful accounts of $2,262,790 and $4,778,915, respectively	13,045,004	12,755,642
Receivables from affiliates	938,538	848,002
Supplies inventories	1,906,963	1,931,142
Prepaid and other current assets	9,038,400	4,302,885
Current assets from discontinued operations	165,030	518,629
Total current assets	26,969,604	24,568,376
Property and equipment, net	10,780,857	12,073,986
Equity method investments in affiliates	5,804,919	5,699,093
Intangible assets, net	10,110,886	11,138,621
Goodwill	973,927	973,927
Other assets	446,274	244,598
Other assets from discontinued operations	450,529	576,228
Total assets	$55,536,996	$55,274,829
LIABILITIES, PREFERRED NONCONTROLLING INTEREST AND SHAREHOLDERS’ DEFICIT
Liabilities:
Accounts payable	$10,288,809	$11,648,987
Accrued liabilities	5,829,474	4,114,915
Preferred noncontrolling interests dividends payable	193,069	195,411
Short term debt	630,478	5,664,827
Current portion of long-term debt	3,146,727	7,919,179
Other current liabilities	3,553,701	4,391,587
Current liabilities from discontinued operations	1,249,217	5,620,697
Total current liabilities	24,891,475	39,555,603
Long-term debt, net of current portion	25,511,099	10,031,732
Other liabilities	15,215,544	12,255,809
Other liabilities from discontinued operations	—	9,969
Total liabilities	65,618,118	61,853,113
Preferred noncontrolling interest	8,700,000	8,700,000
Commitments and contingencies (Note 9)
Foundation Healthcare shareholders’ deficit:
Preferred stock $0.0001 par value, 10,000,000 authorized; no shares issued and outstanding	—	—
Common stock $0.0001 par value, 500,000,000 shares authorized; 171,323,381 and 163,834,886 issued and outstanding, respectively	17,132	16,383
Paid-in capital	18,939,344	18,241,756
Accumulated deficit	(38,573,934)	(35,171,315)
Total Foundation Healthcare shareholders’ deficit	(19,617,458)	(16,913,176)
Noncontrolling interests	836,336	1,634,892
Total deficit	(18,781,122)	(15,278,284)
Total liabilities, preferred noncontrolling interest and shareholders’ deficit	$55,536,996	$55,274,829

See Accompanying Notes to Condensed Consolidated Financial Statements

FOUNDATION HEALTHCARE, INC.

Condensed Consolidated Statements of Operations

For the Three Months Ended June 30, 2014 and 2013

(Unaudited)

	2014	2013
Net Revenues:
Patient services	$19,909,721	$18,626,077
Provision for doubtful accounts	(875,574)	(1,090,563)
Net patient services revenue	19,034,147	17,535,514
Management fees from affiliates	1,434,769	1,787,621
Other revenue	1,610,651	2,321,984
Revenues	22,079,567	21,645,119
Equity in earnings of affiliates	895,767	1,837,146
Operating Expenses:
Salaries and benefits	7,094,381	6,457,281
Supplies	5,693,006	5,833,285
Other operating expenses	8,925,671	8,147,336
Depreciation and amortization	1,423,384	1,229,374
Total operating expenses	23,136,442	21,667,276
Other Income (Expense):
Interest expense, net	(503,759)	(556,103)
Other income (expense)	840	(89,849)
Net other (expense)	(502,919)	(645,952)
Income (loss) from continuing operations, before taxes	(664,027)	1,169,037
Benefit for income taxes	—	—
Income (loss) from continuing operations, net of taxes	(664,027)	1,169,037
Loss from discontinued operations, net of tax	(188,716)	—
Net income (loss)	(852,743)	1,169,037
Less: Net income attributable to noncontrolling interests	461,301	211,944
Net income (loss) attributable to Foundation Healthcare	(1,314,044)	957,093
Preferred noncontrolling interests dividends	(193,069)	(318,331)
Net income (loss) attributable to Foundation Healthcare common stock	$(1,507,113)	$638,762
Earnings per common share (basic and diluted):
Net income (loss) attributable to continuing operations attributable to Foundation Healthcare common stock	$(0.01)	$0.00
Loss from discontinued operations, net of tax	0.00	0.00
Net income (loss) per share, attributable to Foundation Healthcare common stock	$(0.01)	$0.00
Weighted average number of common and diluted shares outstanding	171,285,897	162,523,276
Pro forma income information (Note 3):
Pro forma provision for income taxes		$363,695
Pro forma net income attributable to Foundation Healthcare common stock		$593,398
Pro forma basic and diluted net income per share		$0.00

FOUNDATION HEALTHCARE, INC.

Condensed Consolidated Statements of Operations

For the Six Months Ended June 30, 2014 and 2013

(Unaudited)

	2014	2013
Net Revenues:
Patient services	$39,423,203	$34,486,737
Provision for doubtful accounts	(1,237,090)	(1,727,414)
Net patient services revenue	38,186,113	32,759,323
Management fees from affiliates	2,704,072	3,525,849
Other revenue	2,821,173	2,796,873
Revenues	43,711,358	39,082,045
Equity in earnings of affiliates	1,422,852	3,053,861
Operating Expenses:
Salaries and benefits	14,978,240	12,795,378
Supplies	10,634,377	10,334,225
Other operating expenses	18,154,125	15,903,357
Depreciation and amortization	2,884,301	2,346,061
Total operating expenses	46,651,043	41,379,021
Other Income (Expense):
Interest expense, net	(1,005,232)	(1,022,772)
Other income (expense)	840	3,158
Net other (expense)	(1,004,392)	(1,019,614)
Income (loss) from continuing operations, before taxes	(2,521,225)	(262,729)
Benefit for income taxes	852,005	—
Income (loss) from continuing operations, net of taxes	(1,669,220)	(262,729)
Loss from discontinued operations, net of tax	(501,038)	-
Net income (loss)	(2,170,258)	(262,729)
Less: Net income attributable to noncontrolling interests	846,223	(880,087)
Net income (loss) attributable to Foundation Healthcare	(3,016,481)	617,358
Preferred noncontrolling interests dividends	(386,138)	(599,207)
Net income (loss) attributable to Foundation Healthcare common stock	$(3,402,619)	$18,151
Earnings per common share (basic and diluted):
Net income (loss) attributable to continuing operations attributable to Foundation Healthcare common stock	$(0.02)	$0.00
Loss from discontinued operations, net of tax	0.00	0.00
Net income (loss) per share, attributable to Foundation Healthcare common stock	$(0.02)	$0.00
Weighted average number of common and diluted shares outstanding	169,318,636	162,523,276
Pro forma income information (Note 3):
Pro forma provision for income taxes		$234,596
Pro forma net income attributable to Foundation Healthcare common stock		$(216,445)
Pro forma basic and diluted net income per share		$0.00

FOUNDATION HEALTHCARE, INC.

Condensed Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2014 and 2013

(Unaudited)

	2014	2013
Operating activities:
Net income (loss)	$(2,170,258)	$(262,729)
Less: Loss from discontinued operations, net of tax	(501,038)	—
Income from continuing operations	(1,669,220)	(262,729)
Adjustments to reconcile loss from continuing operations to net cash provided by (used in) operating activities:
Depreciation and amortization	2,884,301	2,346,061
Stock-based compensation, net of cashless vesting	698,337	—
Provision for doubtful accounts	1,237,090	1,727,414
Equity in earnings of affiliates	(1,422,852)	(3,053,861)
Changes in assets and liabilities -
Accounts receivable, net of provision for doubtful accounts	(1,526,452)	(4,430,322)
Receivables from affiliates	(90,536)	(763,329)
Supplies Inventories	24,179	(39,940)
Prepaid and other current assets	(4,735,515)	(387,398)
Other assets	(201,676)	—
Accounts payable	(1,360,178)	(67,654)
Accrued liabilities	1,714,559	3,435,092
Other current liabiliites	(837,886)	—
Other liabilities	2,959,735	23,272
Net cash (used in) operating activities from continuing operations	(2,326,114)	(1,473,394)
Net cash (used in) operating activities from discontinued operations	(330,293)	—
Net cash (used in) operating activities	(2,656,407)	(1,473,394)
Investing activities:
Purchase of property and equipment	(563,436)	(2,897,420)
Distributions from affiliates	1,317,026	3,011,245
Net cash provided by (used in) investing activities from continuing operations	753,590	113,825
Net cash provided by investing activites from discontinued operations	—	—
Net cash provided by (used in) investing activities	753,590	113,825
Financing activities:
Debt proceeds	28,468,812	4,575,738
Debt payments	(22,796,246)	(2,976,299)
Preferred noncontrolling interests dividend	(388,481)	(776,644)
Distributions to noncontrolling interests	(1,644,779)	(37,446)
Distributions to member	—	(747,680)
Net cash provided by financing activities from continuing operations	3,639,306	37,669
Net cash (used in) financing activities from discontinued operations	(4,072,896)	—
Net cash provided by (used in) financing activities	(433,590)	37,669
Net change in cash and cash equivalents	(2,336,407)	(1,321,900)
Cash and cash equivalents at beginning of period	4,212,076	3,037,067
Cash and cash equivalents at end of period	$1,875,669	$1,715,167
Cash Paid for Interest and Income Taxes:
Interest expense	$1,162,072	$957,230
Interest expense, discontinued operations	$168,733	$—
Income taxes, continuing operations	$1,950,000	$—